Exhibit 99.1

The Honest Company Reports Second Quarter 2025 Results

Transformation Pillars Continue to Drive Profitability Improvement, Gross Margin Expansion and Revenue Growth
Delivers Net Income of $4 Million and Gross Margin of 40.4%, Expansion of 210 Basis Points
Reaffirms Full Year 2025 Financial Outlook

LOS ANGELES, Calif. – August 6, 2025 – The Honest Company (NASDAQ: HNST), a personal care company dedicated to creating cleanly-formulated and sustainably-designed products, today reported financial results for the three and six months ended June 30, 2025.

Second Quarter 2025 Financial Highlights Compared to Prior Year Period:
•Revenue of $93 million increased 0.4%
•Gross margin of 40.4% expanded 210 basis points
•Net income of $4 million, increased by approximately $8 million
•Adjusted EBITDA(1) of $8 million increased by $22 thousand

“For our second quarter 2025, we were able to drive profitability improvement, gross margin expansion and revenue growth, resulting in positive net income for the second consecutive quarter,” said Chief Executive Officer, Carla Vernón. “The team’s relentless focus on disciplined execution of our Transformation Pillars of Brand Maximization, Margin Enhancement, and Operating Discipline, along with our tariff mitigation strategy, have enabled us to continue successfully navigating a dynamic macroeconomic environment. We have a healthy balance sheet, no debt outstanding, and an Honest community loyal to our collection of cleanly-formulated personal care and baby care products. With our financial results for the first half of the year, the power of the Honest Brand and our focus on executing our strategy, we are reaffirming our full year 2025 financial outlook.”

Second Quarter Results
(All comparisons are versus the second quarter of 2024)

	For the three months ended June 30,
	2025	2024	Change
(In thousands, except percentages)
Revenue	$93,459	$93,049	0.4%
Gross margin	40.4%	38.3%	210	bps
Operating expenses	$34,864	$39,657	$(4,793)
Net income (loss)	$3,870	$(4,077)	$7,947
Adjusted EBITDA(1)	$7,617	$7,595	$22
Net income (loss) margin	4.1%	(4.4)%	850	bps
Adjusted EBITDA Margin(1)	8.2%	8.2%	—	bps

Revenue increased 0.4% to $93.5 million compared to $93.0 million, primarily driven by an increase in retail revenue, partially offset by a decline in Honest.com revenue. Our revenue growth in the second quarter of 2025 was impacted by the timing of shipments compared to consumption. In the second quarter of 2025, our shipments trailed consumption partially offsetting the first quarter of 2025 results where shipments were ahead of consumption by 5 percentage points.

Tracked channel consumption(2) for the Company grew 6%, outperforming the comparative categories, which were up 2% in the same period. Consumption(3) for the Company’s products at the Company’s largest digital customer increased 26%.
______________
(1) See the reconciliation of adjusted EBITDA and adjusted EBITDA Margin, non-GAAP financial measures, to net income (loss) and net income (loss) margin in the table under “Use of Non-GAAP Financial Measures” below in this press release.
(2) According to Circana, Inc. MULO+ tracked channel consumption data. Reflects consumption for diapers, wipes, cosmetics, and baby and adult personal care for the latest 13 weeks ended July 6, 2025.
(3) According to Fuelcomm, Inc. (“Stackline”) consumption data for the latest 13 weeks ended July 5, 2025.

Gross margin expanded 210 basis points to 40.4% compared to 38.3%. This growth was primarily driven by a change in inventory reserves, partially offset by tariff costs.

Operating expenses decreased $5 million to $35 million compared to $40 million. Operating expenses as a percentage of revenue decreased 530 basis points. The decrease in operating expenses was primarily driven by a decrease in selling, general & administrative expenses, partially offset by an increase in marketing expenses.

Net income increased approximately $8 million to $4 million compared to a net loss of $4 million. This represents the Company’s second consecutive quarter of positive net income.

Adjusted EBITDA(1) was $7.62 million compared to $7.60 million. This represents the Company’s seventh consecutive quarter of positive adjusted EBITDA.
________________
(1) See the reconciliation of adjusted EBITDA and Adjusted EBITDA Margin, non-GAAP financial measures, to net income (loss) and net income (loss) margin in the table under “Use of Non-GAAP Financial Measures” below in this press release.

Balance Sheet and Cash Flow

The Company ended the second quarter of 2025 with $72 million in cash and cash equivalents, an increase of $35 million compared to the second quarter of 2024, primarily from the exercise of stock options granted prior to the Company’s initial public offering. The Company had no debt on its balance sheet as of June 30, 2025.

Net cash used in operating activities was $4 million for the three months ended June 30, 2025, compared to net cash provided by operating activities of $3 million in the prior year period.

Reaffirmed Full Year 2025 Outlook

The Company is reaffirming its financial outlook for the full fiscal year 2025 for revenue and adjusted EBITDA. For 2025, the Company continues to expect:

•Revenue growth of 4% to 6%

•Adjusted EBITDA(1) in the range of $27 million to $30 million

Our financial outlook reflects assumptions, including current tariff levels, that are subject to change given the macroeconomic environment.
____________

(1) We do not provide guidance for the most directly comparable GAAP measure, net income (loss), and similarly cannot provide a reconciliation between our adjusted EBITDA outlook and net income (loss) without unreasonable effort due to the unavailability of reliable estimates for certain components of net income (loss), including interest and other (income) expense, net, and the respective reconciliations. These items are not within our control and may vary greatly between periods and could significantly impact our financial results calculated in accordance with GAAP.

Webcast and Conference Call Information

A webcast and conference call to discuss second quarter 2025 results is scheduled for today, August 6, 2025, at 1:45 p.m. Pacific time/4:45 p.m. Eastern time. Those interested in participating in the conference call by phone, please go to this link https://register-conf.media-server.com/register/BIb4de1d68621a49d3a9db6b0d71e93b46 and you will be provided with dial in details. A live webcast of the conference call will be available online at: https://investors.honest.com. A replay of the webcast will be available on the Company’s website for one year.

Forward-Looking Statements

This press release and earnings call referencing this press release contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. Such statements may address the Company’s expectations regarding revenue, profit margin or other future financial performance and liquidity, other performance measures and cost savings, strategic initiatives and future operations or operating results. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning our expectations regarding future results of operations and financial condition, including our revenue and adjusted EBITDA outlook for 2025; our expectations under and execution of our long-term financial algorithm and growth strategy; our ability to scale across our categories and grow the Honest Brand; our ability to navigate and manage the impact of evolving macroeconomic conditions and consumer behaviors; our expectations on the impact of tariffs on our business; our ability to achieve or sustain profitability and continue generating positive cash flow; continued positive momentum in our business and strength of the Honest brand; our ability to continue to benefit from our Transformation Pillars of Brand Maximization, Margin Enhancement, and Operating Discipline; and our tariff mitigation strategy and other business strategies, plans and objectives of management for future operations.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release and the earnings call referencing this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results.

The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in the Annual Report, on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 26, 2025, and subsequent filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or the earnings call referencing this press release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release and the earnings call referencing this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

About The Honest Company

The Honest Company (NASDAQ: HNST) is a personal care company dedicated to creating cleanly-formulated and sustainably-designed products spanning categories across diapers, wipes, baby personal care, beauty, apparel, household care and wellness. Founded in 2012, the Company is on a mission to challenge ingredients, ideals, and industries through the power of the Honest brand, the Honest team, and the Honest Standard. For more information about the Honest Standard and the Company, please visit www.honest.com.

Investor Contacts:
Elizabeth Bouquard
ebouquard@thehonestcompany.com

Investor Inquiries:
investors@thehonestcompany.com

Media Contact:
Brenna Israel Mast
bisrael@thehonestcompany.com

The Honest Company, Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)
(in thousands, except share and per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024

Revenue	$93,459	$93,049	$190,709	$179,266
Cost of revenue	55,707	57,437	115,287	111,772
Gross profit	37,752	35,612	75,422	67,494
Operating expenses
Selling, general and administrative	20,352	26,431	41,393	48,850
Marketing	12,552	11,512	24,822	20,608
Research and development	1,960	1,714	3,812	3,395
Total operating expenses	34,864	39,657	70,027	72,853
Operating income (loss)	2,888	(4,045)	5,395	(5,359)
Interest and other income (expense), net	1,026	(19)	1,812	(82)
Income (loss) before provision for income taxes	3,914	(4,064)	7,207	(5,441)
Income tax provision	44	13	84	38
Net income (loss)	$3,870	$(4,077)	$7,123	$(5,479)
Net income (loss) per share attributable to common stockholders:
Basic	$0.03	$(0.04)	$0.06	$(0.06)
Diluted	$0.03	$(0.04)	$0.06	$(0.06)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	110,991,363	99,078,930	110,275,931	97,676,049
Diluted	114,041,772	99,078,930	114,310,420	97,676,049

Comprehensive income (loss)	$3,870	$(4,077)	$7,123	$(5,479)

The Honest Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	June 30, 2025	December 31, 2024

Assets
Current assets
Cash and cash equivalents	$72,077	$75,435
Accounts receivable, net	45,146	43,476
Inventories	95,033	85,266
Prepaid expenses and other current assets	8,657	9,741
Total current assets	220,913	213,918
Operating lease right-of-use asset	13,946	17,239
Property and equipment, net	10,035	11,394
Goodwill	2,230	2,230
Intangible assets, net	199	235
Other assets	1,705	2,377
Total assets	$249,028	$247,393
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$21,171	$22,807
Accrued expenses	31,092	35,869
Deferred revenue	995	1,213
Total current liabilities	53,258	59,889
Long term liabilities
Operating lease liabilities, net of current portion	8,742	13,197
Total liabilities	62,000	73,086
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized at June 30, 2025 and December 31, 2024, none issued or outstanding as of June 30, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized at June 30, 2025 and December 31, 2024; 111,600,237 and 109,159,697 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	11	11
Additional paid-in capital	665,085	659,488
Accumulated deficit	(478,068)	(485,192)
Total stockholders’ equity	187,028	174,307
Total liabilities and stockholders’ equity	$249,028	$247,393

The Honest Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	For the six months ended June 30,
	2025	2024
Cash flows from operating activities
Net income (loss)	$7,123	$(5,479)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	1,458	1,426
Stock-based compensation	5,128	11,428
Amortization of operating ROU assets	3,293	3,154
Other	2,200	2,425
Changes in assets and liabilities:
Accounts receivable, net	(1,601)	(588)
Inventories	(11,386)	(766)
Prepaid expenses and other assets	1,012	(211)
Accounts payable, accrued expenses and other long-term liabilities	(6,462)	(3,609)
Deferred revenue	(218)	(529)
Operating lease liabilities	(4,230)	(3,970)
Net cash (used in) provided by operating activities	(3,683)	3,281
Cash flows from investing activities
Purchases of property and equipment	(143)	(91)
Net cash used in investing activities	(143)	(91)
Cash flows from financing activities
Proceeds from exercise of stock options	384	508
Proceeds from 2021 ESPP	85	86
Payments on finance lease liabilities	(1)	(18)
Net cash provided by financing activities	468	576
Net (decrease) increase in cash and cash equivalents	(3,358)	3,766
Cash and cash equivalents
Beginning of the period	75,435	32,827
End of the period	$72,077	$36,593

The Honest Company, Inc.
Use of Non-GAAP Financial Measures
We prepare and present our condensed consolidated financial statements in accordance with GAAP. However, management believes that adjusted EBITDA and adjusted EBITDA margin, non-GAAP financial measures, provide investors with additional useful information in evaluating our performance.

We calculate adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest and other (income) expense, net; (2) income tax provision; (3) depreciation and amortization; (4) stock-based compensation expense, including payroll tax; (5) litigation and settlement fees associated with certain non-ordinary course securities litigation claims; and (6) executive officer transition expenses. The Company calculates adjusted EBITDA margin by dividing adjusted EBITDA by revenue.

Adjusted EBITDA and adjusted EBITDA margin are financial measures that are not required by, or presented in accordance with GAAP. We believe that adjusted EBITDA and adjusted EBITDA margin, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of adjusted EBITDA and adjusted EBITDA margin are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

Adjusted EBITDA and adjusted EBITDA margin are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented in accordance with GAAP. Some of the limitations of adjusted EBITDA and adjusted EBITDA margin include that (1) they do not reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA and adjusted EBITDA margin do not reflect these capital expenditures; (3) they do not consider the impact of stock-based compensation expense; (4) they do not reflect other non-operating expenses, including interest expense; (5) they do not reflect tax payments that may represent a reduction in cash available to us; and (6) they do not include certain non-ordinary cash expenses that we do not believe are representative of our business on a steady-state basis, such as executive officer transition expenses. In addition, our use of adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA and adjusted EBITDA margin in the same manner, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial measures, including our revenue, net income (loss) and other results stated in accordance with GAAP.

The following table presents a reconciliation of net income (loss) and net income (loss) margin, the most directly comparable financial measures stated in accordance with GAAP, to adjusted EBITDA and adjusted EBITDA margin, for each of the periods presented:

	For the three months ended June 30,		For the six months ended June 30,
(In thousands)	2025	2024	2025	2024
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$3,870	$(4,077)	$7,123	$(5,479)
Interest and other (income) expense, net	(1,026)	19	(1,812)	82
Income tax provision	44	13	84	38
Depreciation and amortization	741	709	1,458	1,426
Stock-based compensation	2,716	8,905	5,128	11,428
Securities litigation expense	122	1,268	1,157	1,670
Executive officer transition expense(1)	1,066	700	1,066	858
Payroll tax expense related to stock-based compensation	84	58	341	216
Adjusted EBITDA	$7,617	$7,595	$14,545	$10,239

Revenue	$93,459	$93,049	$190,709	$179,266
Net income (loss) margin	4.1%	(4.4)%	3.7%	(3.1)%
Adjusted EBITDA margin	8.2%	8.2%	7.6%	5.7%
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(1) For the three and six months ended June 30, 2025, this includes separation, bonus and recruiting costs related to our Chief Financial Officer transition. For the three and six months ended June 30, 2024, this includes sign-on bonus and relocation costs related to the appointment of our Chief Executive Officer and separation costs related to the termination of our founder and former Chief Creative Officer.